UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2009

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of Principal Executive Office)

(303)220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Pursuant to the Liberty Global, Inc. 2005 Incentive Plan (As Amended and Restated Effective October 31, 2006) (the “Incentive Plan”), on February 18, 2009, the Compensation Committee (the “Committee”) of our Board of Directors approved performance goals for the fiscal year ending December 31, 2009 for annual cash performance awards to our executive officers (the “2009 Performance Awards”). With respect to our Chief Executive Officer and the four other executive officers of our company who we currently anticipate will be among our five most highly compensated executive officers for fiscal 2009 (the “2009 NEOs”), a base objective relating to growth in consolidated operating free cash flow (operating cash flow less capital expenditures) relative to budgeted growth has been designed so that the payment of 2009 Performance Awards to the 2009 NEOs will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

With respect to executive officers other than the 2009 NEOs, payment of up to 50% of the executive’s maximum 2009 Performance Award will be based on the level of operating free cash flow growth achieved relative to budgeted growth on a consolidated or operational unit basis, as applicable, and payment of up to the remaining 50% of his or her maximum award will be based on the Committee’s evaluation of the executive’s performance against individual goals in 2009. If the 2009 base objective is achieved, the Committee may approve payment to each of the 2009 NEOs of his maximum 2009 Performance Award, subject to the Committee’s discretion to reduce the amount of the award to be paid to any 2009 NEO or to pay no award to such NEO. The exercise of the Committee’s discretion as to the amount of the 2009 Performance Award payable to any 2009 NEO will be based on the Committee’s assessment of our company’s financial performance at the consolidated or relevant operational unit level, and the executive’s performance against individual goals, in 2009. The individual goals consist of qualitative measures which include individual strategic, financial, transactional, organizational and/or operational goals for each executive.

The aggregate amount of the maximum 2009 Performance Awards that may be paid to all executive officers is $10.9 million. The maximum 2009 Performance Award for each 2009 NEO is the same as his maximum Performance Award for 2008—$1.6 million for Mr. Fries and $1.0 million for each other 2009 NEO.

None of our executive officers will receive an increase in base salary for 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ ELIZABETH M. MARKOWSKI
Name: Elizabeth M. Markowski Title: Senior Vice President, General Counsel and Secretary

Date: February 24, 2009

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